SPECIAL WARRANTS

of

PACIFIC RODERA VENTURES INC.

(Incorporated under the laws of British Columbia)
Certificate No.: __________	No. of Special Warrants: ___________

THIS IS TO CERTIFY THAT

______________________________________________________________________________

(the "holder")

is the registered holder of the number of Special Warrants of Pacific Rodera Ventures Inc. (the "Company") specified above and is thereby entitled, without payment of any additional consideration, to be issued, one unit (a "Unit") for each Special Warrant, by surrendering to the Company at Suite 707, 1030 West Georgia Street, Vancouver, British Columbia, V6E 2Y3 during the exercise period referred to below, this Special Warrant Certificate together with a notice of exercise in the form set forth below duly completed and executed.

The terms and conditions of the Special Warrants are set out below and in Appendix 1 attached to this Certificate.

1. In this Special Warrant Certificate:

(a) "Business Day" means any day which is not a Saturday, Sunday or statutory holiday in Vancouver, British Columbia, and

(b) "Expiry Time" means 4:30 p.m. (Vancouver time) on ____________________.

2. Each Unit consists of one common share of the Company (a "Common Share") and one-half of one share purchase warrant (a "Warrant"). Each whole Warrant will entitle the holder to purchase one additional common share (a "Warrant Share") of the Company at an exercise price of $________ per Warrant Share at any time up to 5:00 p.m. local time in Vancouver. B.C. on ____________________, and thereafter at a price of $______ per share at any time up to 5:00 p.m. local time in Vancouver, B.C. on ____________________.

3. Surrender of this Special Warrant Certificate, other than deemed surrender, will be effective only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Company at its office specified above.

4. This Special Warrant Certificate evidences Special Warrants issued or issuable pursuant to the terms of a subscription agreement (the "Subscription Agreement") dated ___________________ between the holder and the Company.

5. The Special Warrants evidenced by this Special Warrant Certificate may be exercised by the holder at any time prior to the Expiry Time by surrendering this Special Warrant Certificate to the Company, or to such other person or such other place designated by the Company, during normal business hours on a Business Day, with a duty completed and executed notice of exercise substantially in the form attached hereto.

6. At the Expiry Time, any Special Warrants evidenced by this Special Warrant Certificate which are outstanding and have not been exercised shall be deemed to have been exercised by the holder and the Units issuable in respect thereof shall be issued to such holder at such time. The Company will within five Business Days of the Expiry Time cause certificates evidencing the Common Shares and the Warrants to be delivered to the holder.

7. To the extent that any Special Warrant evidenced hereby confers the right to be issued a fraction of a Common Share or Warrant, such right may be exercised in respect of such fraction only in combination with another Special Warrant Certificate or other Special Warrant Certificates which in the aggregate entitle the holder to be issued a whole number of Common Shares or Warrants, and under no circumstances is the Company obligated to issue any fractional Common Shares or Warrants or to make any payment in respect of such a fraction.

8. The holder of Special Warrants evidenced by this Special Warrant Certificate may exercise the number of Special Warrants less than the total number which the holder is entitled to exercise pursuant to this Special Warrant Certificate. In the event of an exercise by such holder of a number of Special Warrants less than the total number which the holder is entitled to exercise, the holder shall be entitled to receive, without charge therefor, a new special warrant certificate evidencing the balance of the Special Warrants which are not exercised.

9. No Common Shares or Warrants will be issued pursuant to any Special Warrant if the issuance of such Common Shares or Warrants would constitute a violation of the securities laws of any jurisdiction.

10. The rights of the holder, including the number of Common Shares and Warrants issuable upon exercise of a Special Warrant, shall be subject to adjustment as set forth in Appendix 1 hereto.

11. On presentation at the Company's office at Suite 707, 1030 West Georgia Street, Vancouver, British Columbia, V6E 2Y3, one or more Special Warrant Certificates may be exchanged for one or more Special Warrant Certificates of different denomination evidencing in the aggregate the same number of Special Warrants as the Special Warrant Certificate or Special Warrant Certificates being exchanged.

12. The holding of this Special Warrant Certificate will not constitute the holder a shareholder of the Company or entitle the holder to any right or interest in respect thereof except as otherwise provided in this Special Warrant Certificate.

13. If this Special Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Company will, subject to applicable law, issue and deliver, a new certificate of like tenor as this Special Warrant Certificate in exchange for or in lieu of, as the case may be, this certificate. The holder of this certificate will bear the cost of the issue of a new certificate and in case of loss, destruction or theft will, as a condition precedent to the issue of a new certificate:

(a) furnish to the Company such evidence of ownership and of the loss, destruction or theft of the certificate to be replaced as is satisfactory to the Company in its discretion;

(b) if required by the Company, furnish an indemnity and surety bond in an amount and form satisfactory to the Company; and

(c) pay the reasonable charges of the Company in connection therewith.

This Special Warrant Certificate and the Special Warrants evidenced hereby are non-transferable.

14. Any certificates evidencing Common Shares, Warrants or Warrant Shares issued before the Expiry Time may bear the following legends, if required:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD EXPIRING AT MIDNIGHT ON ___________________ AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL THE EXPIRY OF THE HOLD PERIOD EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND THE RULES AND REGULATIONS MADE UNDER THE ACT.

WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CANADIAN VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE CANADIAN VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL _________________________.

15. Time will be of the essence hereof.

16. This Special Warrant Certificate is not valid for any purpose until it has been signed by the Company.

IN WITNESS WHEREOF PACIFIC RODERA VENTURES INC. has caused this Special Warrant Certificate to be signed by its officers duly authorized in that behalf as of _____________.PACIFIC RODERA VENTURES INC.

Per: /s/ "Harry Chew"Authorized SignatoryTHE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD EXPIRING AT MIDNIGHT ON _________________ AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL THE EXPIRY OF THE HOLD PERIOD EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND THE RULES AND REGULATIONS MADE UNDER THE ACT.

WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CANADIAN VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE CANADIAN VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL ___________________.

APPENDIX I

ADJUSTMENTS

1. The rights of the holder of any Special Warrant, including the number of Common Shares and Warrants issuable upon the exercise or deemed exercise of such Special Warrant, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Appendix, and for such purposes and as used in this Appendix, "Adjustment Period" means the period commencing on the date of this Special Warrant Certificate and ending at the Expiry Time, and "Share Rate" means the rare at which Common Shares and Warrants are issuable upon the exercise or deemed exercise of any Special Warrant, which rate, subject to adjustment as aforesaid, will be one Unit for each Special Warrant as of and from the date hereof.

2. The Share Rate in effect at any date will be subject to adjustment from time to time as follows:

(a) if and whenever at any time during the Adjustment Period, the Company shall:

(i) subdivide or redivide the outstanding common shares of the Company ("Common Shares") into a greater number of Common Shares;

(ii) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares; or

(iii) issue Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution (other than the issue of Common Shares to holders of Common Shares as dividends by way of stock dividend in lieu of a cash Dividend Paid in the 0rdinaiy Course (as such term is defined in clause 2(d)(ii) of this Appendix 1) or pursuant to any dividend reinvestment plan in force from time to time);

then, in each such event, the Share Rate will, on the effective date of or the record date for such event, be adjusted so that it will equal the rate determined by multiplying the Share Rate in effect immediately prior to such date by a fraction, of which:

(i) the denominator shall be the total number of Common Shares outstanding on such date before giving effect to such event; and

(ii) the numerator shall be the total number of Common Shares outstanding on such date after giving effect to such event.

Such adjustment will be made successively whenever any such event shall occur and any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under paragraphs 2(b) and (c) of this Appendix 1.

(b) If and whenever at any time during the Adjustment Period the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the date of issue thereof, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Market Price (as such term is defined in clause 2(d)(i) of this Appendix 1) on the earlier of such record date and the date on which the Company announces its intention to make such issuance, then, in each such case, the Share Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Share Rate in effect on such record date by a fraction, of which:

(i) the denominator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price; and

(ii) the numerator shall be the local number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable).

Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in paragraph 2(c) of this Appendix 1 are fixed within a period of 25 Trading Days (as such term is defined in clause 2(iii)(d) of (this Appendix 1), such adjustment will be made successively as if each of the record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Share Rate will then be readjusted to the Share Rate which would then be in effect if such record date had not been fixed or to the Share Rate which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(c) If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of:

(i) shares of any class other than Common Shares whether of the Company or any other corporation (other than shares distributed to holders of Common Shares as Dividends Paid in the Ordinary Course as stock dividends);

(ii) rights, options or warrants other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the date of issue thereof;

(iii) evidences of indebtedness; or

(iv) cash, securities or other property or assets (other than cash Dividends Paid in the Ordinary Course);

then, in each such case, the Share Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Share Rate in effect on such record date by a fraction, of which:

(i) the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such distribution (the "Current Market Value"), less the aggregate fair market value (as determined by the directors of the Company at the time such distribution is authorized, provided that such value is less than the Current Market Value of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other properly or assets so distributed; and

(ii) the numerator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price.

Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in paragraph 2(b) of this Appendix 1 are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of the record dates occurred on the earliest of such record dates. To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Share Rate will then be readjusted to the Share Rate which would then be in effect if such record date had not been fixed or to the Share Rate which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(d) For the purpose of any computation under paragraphs 2(a), (b) or (c) of this Appendix 1:

(i) "Current Market Price", on any date, means the average, during the period of 20 consecutive Trading Days ending on the fifth Trading Day before such date, of the high and low prices per share at which the Common Shares have traded on the Vancouver Stock Exchange (the "Exchange") or, if the Common Shares are not listed on the Exchange, then on such stock exchange on which the Common Shares are listed as may be selected for that purpose by the directors of the Company provided that if, on any such Trading Day, there are no such reported or quoted high and low prices, the average of the closing bid and asked prices per share for board lots of the Common Shares reported by the Exchange (or such other stock exchange) for such Trading Day shall be utilized in computing such average, and provided further that if the Common Shares are not listed on any stock exchange, then the Current Market Price of the Common Shares shall be determined by the directors of the Company:

(ii) "Dividend Paid in the Ordinary Course"; means any dividend paid by the Company on the Common Shares (whether in cash, securities, property or other assets), provided that the directors of the Company do not by resolution determine that such dividend is extraordinary or otherwise out of the ordinary course having regard to the Company's dividend policy at such time, the value of such dividend, the effect of such dividend on the market value of the Common Shares after giving effect to the payment thereof, the form of payment of such dividend, the financial position of the Company and its subsidiaries on a consolidated basis, economic conditions, business practices and such other factors as the directors of the Company may in their discretion consider to be relevant, and

(iii) "Trading Day"; means, with respect to any stock exchange, a day on which shares may be traded through the facilities of the principal stock exchange on which the Common Shares are listed.

3. If and whenever at any time during the Adjustment Period there is:

(a) any reclassification of the Common Shares at any time outstanding, any change of the Common Shares into Other shares or any other capital reorganization of the Company (other than as described in section 2 of this Appendix 1);

(b) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Company with or into any other corporation or other entity resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other capital reorganization of the Company; or

(c) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity;

then, in each such event each holder of any Special Warrant which is thereafter exercised or deemed to have been exercised will be entitled to receive, and shall accept in lieu of the number of Common Shares and Warrants to which such holder was theretofore entitled upon such exercise or deemed exercise, the kind and number or amount of shares or other securities or property which such holder would have been entitled to receive as a result of such event if, on the effective date thereof, such holder had been the registered holder of the number of Common Shares and Warrants to which such holder was theretofore entitled upon such exercise. If necessary as a result of any such event appropriate adjustments will be made in the application of the provisions set forth in this Appendix 1 with respect to the rights and interests thereafter of the holders of Special Warrants to the end that the provisions set forth in this Appendix 1 will thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise or deemed exercise of any Special Warrant.

4, In any case in which this Appendix 1 shall require that an adjustment shall become effective immediately after a record date for, or effective date of, an event referred to in this Appendix 1, the Company may defer, until the occurrence and consummation of such event, issuing to the holder of any Special Warrant exercised or deemed to have been exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Common Shares and Warrants or other securities or property issuable upon such exercise or deemed exercise by reason of the adjustment required by such event, provided, however, that the Company will deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares and Warrants or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares and Warrants or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Exercise Date or the Expiry Time, as the case may be, or such later date as such holder would, but for the provisions of this Appendix 1, have become the holder of record of such additional Common Shares and Warrants.

5. The adjustments provided for in this Appendix 1 are cumulative and shall, in the case of any adjustment to the Share Rate, be computed to the nearest one one-hundredth of a Unit and will apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions of this Appendix 1, provided that, notwithstanding any other provision of this Appendix 1, no adjustment of the Share Rate will be required:

(a) unless such adjustment would require an increase or decrease of at least 1% in the Share Rate then in effect (provided, however, that any adjustment which by reason of this subsection is not required to be made shall be carried forward and taken into account in any subsequent adjustment);

(b) if, in respect of any event described in this Appendix 1 (other than the events referred to in clauses 2(a)(i) and (ii) and in section 3 of this Appendix 1), the holders of Special Warrants are entitled to participate in such event, or are entitled to participate within 45 days in a comparable event, on the same terms, mutatis mutandis, as if the Special Warrants had been exercised or deemed to have been exercised prior to or on the effective date of or record date for such event; or

(c) in respect of any Common Shares issuable or issued pursuant to any stock option or any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Company or of subsidiaries of the Company or pursuant to the Special Warrants.

6. In the event of any question arising with respect to the adjustments provided in this Appendix, such question shall be conclusively determined by the Company's auditors or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by the Company and acceptable to a majority of the holders of the Special Warrants issued on the date hereof. Such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company, and the holders.

7. If and whenever at any time during the Adjustment Period, the Company shall take any action affecting or relating to the Common Shares, other than any action described in this Appendix, which in the opinion of the directors of the Company would prejudicially affect the rights of any holders of Special Warrants, the Share Rate will be adjusted by the directors of the Company in such manner, if any, and at such time, as the directors of the Company, may in their sole discretion determine to be equitable in the circumstances to such holders.

8. As a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Special Warrants, the Company will take any action which may, in the opinion of counsel to the Company, be necessary in order that the Company, or any successor to the Company or successor to the undertaking or assets of the Company, will be obligated to and may validly and legally issue all the Common Shares, Warrants, Warrant Shares or other securities or property which the holders would be entitled to receive upon the exercise or deemed exercise of the Special Warrants in accordance with the provisions hereof.

9. At least ten days before the effective date of or record date for any event referred to in this Appendix that requires or might require an adjustment in any of the rights under the Special Warrants, the Company will give notice to the holders of the particulars of such event and, to the extent determinable, any adjustment required. Notice shall be given to each holder at the holder's address noted on the face of the holder's Special Warrant Certificate or such other address as the holder may otherwise advise the Company in writing. Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable the Company will give notice to the holders of such adjustment.

NOTICE OF EXERCISE

TO: PACIFIC RODERA VENTURES INC.

The undersigned holder of the Special Warrants evidenced by the within Special Warrant Certificate hereby exercises his right to be issued the Units (or other securities or properly to which such exercise entitles him in lieu thereof or in addition thereto under the provisions of the Special Warrant Certificate) that are issuable pursuant to such Special Warrants on the terms specified in such Special Warrant Certificate.

The undersigned represents that he is not in the United States, is not a U.S. Person as that term is defined in Regulation S promulgated by the United States Securities Exchange Commission under the Securities Act of 1933, as amended, and is not exercising the right provided for herein on behalf of a U.S. Person.

The undersigned hereby irrevocably directs that the said Units be issued and delivered (by mail) as follows:
Name(s) in Full	Address(es)	Number of Units
_________________________	_________________________	_________________________
_________________________	_________________________	_________________________
_________________________	_________________________	_________________________

(Please print full name in which share certificate is to be issued. If any shares are to be issued to a Person or Persons other than the holder, the holder must pay to the Trustee all applicable transfer taxes or other government charges.)

DATED THIS ______ day of ________________, 200__.

_____________________________	_____________________________
Witness	Signature of Holder

_____________________________
Name of Holder

_____________________________
Address of Holder